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                                                                    Exhibit 21.1

Subsidiaries of Cross Country, Inc.

Entity                                               Jurisdiction
------                                               ------------

TVCM, Inc.                                           Delaware
Cejka & Company                                      Delaware
Flex Staff, Inc.                                     Delaware
CC Staffing, Inc.                                    Delaware
Cross Country Seminars, Inc.                         Delaware
E-Staff, Inc.                                        Delaware
ClinForce, Inc.                                      Delaware
CFRC, Inc.                                           Nevada
Cross Country TravCorps, Inc.                        Delaware
Cross Country TravCorps Inc Limited                  New Zealand